EXHIBIT 21

LANDRY’S RESTAURANTS, INC.

LIST OF SUBSIDIARIES

C. A. Muer Corporation

Capt. Crab’s Take-Away of 79th Street, Inc.

CHLN, Inc.

CHLN—Idaho, Inc.

CHLN—Maryland, Inc.

Crab Addison, Inc.

Crab House, Inc.

Cryo Realty, Corp.

CryoTech Industries of North Carolina, Inc.

FSI Devco, Inc.

FSI Restaurant Development, Ltd.

Hospitality Headquarters, Inc.

Houston Aquarium, Inc.

Inn at the Ballpark Catering, Inc.

Island Entertainment, Inc.

Island Hospitality, Inc.

Joe’s Crab Shack—Alabama Private Club, Inc.

Joe’s Crab Shack—Delaware, Inc.

Joe’s Crab Shack—San Diego, Inc.

Landry’s Crab Shack, Inc.

Landry’s Development, Inc.

Landry’s Downtown Aquarium, Inc.

Landry’s Pesce, Inc.

Landry’s G.P., Inc.

Landry’s Limited, Inc.

Landry’s Trademark, Inc.

Landry’s Management, L.P.

Landry’s Private Club—Amarillo, Inc.

Landry’s Private Club—Fort Worth, Inc.

Landry’s Private Club—Lewisville, Inc.

Landry’s Private Club—Mesquite, Inc.

Landry’s Private Club—Plano, Inc.

Landry’s Seafood House—Addison, Inc.

Landry’s Seafood House—Alabama, Inc.

Landry’s Seafood House—Arizona, Inc.

Landry’s Seafood House—Arlington, Inc.

Landry’s Seafood House—Austin, Inc.

Landry’s Seafood House—Bellevue, Inc.

Landry’s Seafood House—Biloxi, Inc.

Landry’s Seafood House—Colorado, Inc.

Landry’s Seafood House—Delaware, Inc.

Landry’s Seafood House—Florida, Inc.

Landry’s Seafood House—Georgia, Inc.

Landry’s Seafood House—Hampton, Inc.

Landry’s Seafood House—Illinois, Inc.

Landry’s Seafood House—Indiana, Inc.

Landry’s Seafood House—Kansas, Inc.

Landry’s Seafood House—Kentucky, Inc.

Landry’s Seafood House—Lafayette, Inc.

Landry’s Seafood House—Little Rock, Inc.

Landry’s Seafood House—Maryland, Inc.

Landry’s Seafood House—Memphis, Inc.

Landry’s Seafood House—Michigan, Inc.

Landry’s Seafood House—Minnesota, Inc.

Landry’s Seafood House—Missouri, Inc.

Landry’s Seafood House—Nevada, Inc.

Landry’s Seafood House—New Jersey, Inc.

Landry’s Seafood House—New Mexico, Inc.

Landry’s Seafood House—New Orleans, Inc.

Landry’s Seafood House—Norfolk, Virginia, Inc.

Landry’s Seafood House—North Carolina, Inc.

Landry’s Seafood House—Ohio, Inc.

Landry’s Seafood House—Oklahoma, Inc.

Landry’s Seafood House—Pennsylvania, Inc.

Landry’s Seafood House—San Luis, Inc.

Landry’s Seafood House—Redondo Beach, Inc.

Landry’s Seafood House—South Carolina, Inc.

Landry’s Seafood House—Virginia, Inc.

Landry’s Seafood House—Utah, Inc.

Landry’s Seafood Inn & Oyster Bar, Inc.

Landry’s Seafood Inn & Oyster Bar—Galveston, Inc.

Landry’s Seafood Inn & Oyster Bar—Kemah, Inc.

Landry’s Seafood Inn & Oyster Bar—San Antonio, Inc.

Landry’s Seafood Inn & Oyster Bar—Sugar Creek, Inc.

Landry’s Seafood Kemah, Inc.

Landry’s Seafood & Steak House—Corpus Christi, Inc.

LCH Acquisition, Inc.

LCHLN, Inc.

LNY-Iowa, Inc.

LSRI Holdings, Inc.

Marina Acquisition Corporation of Florida, Inc.

Ocean Blue Industries, Inc.

Nevada Aquarium, Inc.

Rainforest Cafe, Inc.

Rainforest Cafe, Inc.—Baltimore County

Rainforest Cafe, Inc.—Cha Cha

Rainforest Cafe, Inc.—Kansas

Rainforest Cafe, Inc.—Lightening

Rainforest Cafe Canada Holdings, Inc.

Rainforest Trademark, Inc.

Salt Grass Private Club, Inc.

Saltgrass, Inc.

Saltgrass Steakhouse Private Club, Inc.

Saltgrass Beverages #20, Inc.

Saltgrass Beverages #22, Inc.

Saltgrass Beverages 24 Private Club, Inc.

SGSH Private Club—Lewisville, Inc.

Saltgrass Steakhouse 10 Private Club

SGSH Private Club—Mesquite, Inc.

Seafood Holding Supply, Inc.

Summit Aircraft Services, Inc.

Summit Seafood Supply, Inc.

Summit Supply, Inc.

WSI Fish Limited

West End Seafood, Inc.

Westheimer Seafood, Ltd.

Willie G’s Galveston, Inc.

Willie G’s Post Oak, Inc.

Yorkdale Rainforest Restaurants, Inc.